UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 24, 2014

LRI Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173579	20-5894571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Armory Drive, Suite 300
Nashville, Tennessee  37204
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(615) 885-9056

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On January 24, 2014, LRI Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Logan’s Roadhouse, Inc. (“Logan’s”) executed Amendment No. 3 (the “Amendment”) to the Credit Agreement (the “Credit Agreement”) by and among the Company, Logan’s, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A. and Credit Suisse AG, as co-documentation agents, Credit Suisse AG, as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent.  The Amendment is effective as of January 24, 2014 and:

•	amends the maximum capital expenditure limit under the Credit Agreement to $25 million for each of fiscal 2014, 2015 and 2016 (subject in each case to applicable carryforwards from previous years);

•
includes a new consolidated first lien leverage covenant such that Logan’s consolidated first lien leverage ratio, calculated as Consolidated Total First Lien Debt (as defined in the Amendment) divided by Consolidated EBITDA (as defined in the Credit Agreement), may not be more than 0.75:1.00 at the last day of any period of four consecutive fiscal quarters of 2014, 2015 and 2016, beginning with the four consecutive fiscal quarters ending January 26, 2014;

•	deletes the previous consolidated leverage and consolidated interest coverage covenants;

•	increases the applicable margin for borrowings by 25 basis points with respect to the Level I pricing tier as determined based on Logan’s total leverage ratio; and

•	requires unaudited preliminary monthly financial statements be provided to the revolver lenders.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits
10.1 Amendment No. 3, dated as of January 24, 2014, among Logan’s Roadhouse, Inc., LRI Holdings, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders a party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2014	LRI Holdings, Inc.

	By:	/s/ Amy L. Bertauski
Amy L. Bertauski
Chief Financial Officer, Treasurer and Secretary
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 3, dated as of January 24, 2014, among Logan’s Roadhouse, Inc., LRI Holdings, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders a party thereto

4